Exhibit 99.1

Abpro Granted Nasdaq Listing Extension to Pursue Compliance and Strategic Objectives

Continued listing reflects progress on turnaround strategy and pipeline advancement

BURLINGTON, Mass., December 9, 2025 – Abpro Holdings, Inc. (Nasdaq: ABP) (“Abpro” or the “Company”), a biotechnology company advancing next-generation antibody therapies, today announced that it has received formal notification from the Nasdaq Hearings Panel granting the Company an extension to allow additional time to regain full compliance with Nasdaq listing requirements.

“We view this extension as a recognition that our compliance plan merits continued evaluation as we work to stabilize our business and build lasting momentum,” said Miles Suk, Chief Executive Officer and Chairman of Abpro. “We’ve taken decisive steps to position the Company for sustainable growth. With a leaner structure, access to flexible capital, and continued development support for our lead candidate ABP-102 from our partner Celltrion, we are now focused on execution, delivering results for our shareholders and meaningful impact for patients.”

In addition to the reverse stock split which took effect recently on November 3, Abpro’s compliance roadmap includes a market transfer application and planned capital strategy to increase stockholders’ equity to maintain listing compliance. The Company has access to up to $44 million in equity financing, which it may utilize to fund operations and achieve long-term financial milestones.

Strategic Progress and Forward Outlook

●	Cost Optimization: Abpro has achieved an estimated ~60% reduction in operating expenses versus the prior year through disciplined streamlining.

●	Nasdaq Compliance Plan: Reverse stock split completed and plan to increase stockholders’ equity to support ongoing listing requirements.

●	Capital Strategy: Flexible financing resources in place to support operations and key milestones through 2026.

●	Pipeline Momentum: The lead antibody candidate, ABP-102 (developed in partnership with Celltrion), is on track for first-in-human trials in 2026.

●	Platform Innovation: Abpro is advancing its DiversImmune® and MultiMab™ platforms to unlock value through multispecific antibody designs with enhanced selectivity and safety profiles.

“The fundamentals of our science remain strong, and we’re now executing a smarter, more focused operating model,” said Suk. “This extension provides the time needed to continue pursuing our plan and fulfilling the conditions required under our Nasdaq compliance timeline.”

About Abpro

Abpro’s mission is to improve the lives of mankind facing severe and life-threatening diseases with next-generation antibody therapies. Abpro is advancing a pipeline of next-generation antibody therapies, for HER2+cancers, non-HER2+ gastric and liver cancer, and wet age-related macular degeneration and diabetic macular edema. These antibodies are developed using Abpro’s proprietary DiversImmune® platform. Abpro is located in Burlington, Massachusetts. For more information, please visit www.abpro.co.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs, including the timing and availability of additional data, and expectations regarding the therapeutic benefit of Abpro’s programs, as well as strategic partnerships. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; Abpro’s ability to continue as a going concern; Abpro’s ability to achieve compliance with Nasdaq listing standards; expectations regarding the therapeutic benefit of Abpro’s programs; that final data from Abpro’s pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; Abpro’s ability to efficiently discover and develop product candidates; Abpro’s ability to obtain and maintain regulatory approval of product candidates; Abpro’s ability to maintain its intellectual property; the implementation of Abpro’s business model, including strategic plans for Abpro’s business and product candidates; and other risks identified in Abpro’s filings with the U.S. Securities and Exchange Commission (SEC) including Abpro’s most recent Annual Report on Form 10-K filed with the SEC and subsequent filings with the SEC. Abpro cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Abpro disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent Abpro’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Investor and Media Contact:

Daniel Kontoh-Boateng
DKB Partners, LLC
Tel: +1-862-213-1398
dboateng@dkbpartners.net